EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS THAT I, Hubert Patricot, a Section 16 reporting person of International CCE Inc., a Delaware corporation (the "Company"), do hereby appoint John R. Parker, Jr., William T. Plybon, Suzanne N. Forlidas and Roger Weitkamp and and each of them, as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, as follows to:

(1)
prepare, execute in my name and on my behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling me to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) or any rule or regulation of the SEC;

(2)
execute for me and on my behalf in accordance with Section 16(a) of the Act  any and all of the following: any Initial Statement of Beneficial Ownership of Securities on Form 3, any Statement of Changes in Beneficial Ownership of Securities on Form 4, any Annual Statement of Beneficial Ownership of Securities on Form 5, any additional forms which may be promulgated pursuant to Section 16 of the Act or the rules thereunder, and any amendments thereto, in connection with my transactions in shares of Common Stock, $1 par value, of the Company or any derivative securities with respect thereto;

(3)
do and perform any and all acts for me and on my behalf which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such Form with the SEC and the New York Stock Exchange and any other authority; and

(4)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

I hereby grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully in all respects as I could do personally, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

I hereby acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming any of my responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Secretary of the Company.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 22nd day of July, 2010.

                                                                                               /S/ HUBERT PATRICOT